Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Core Molding Technologies, Inc. and Subsidiaries of our report dated March 10, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Core Molding Technologies, Inc. and Subsidiaries for the year ended December 31, 2025.

/s/ Crowe LLP
Dallas, Texas
May 20, 2026